Exhibit 99.1

www.e2open.com

Press Release

E2open Announces Fiscal 2026 First Quarter Financial Results

Q1-FY26 GAAP subscription revenue of $132.9 million, above high end of Q1 guidance range

Continued strong cash generation in Q1-FY26

DALLAS – July 10, 2025 – E2open Parent Holdings, Inc. (NYSE: ETWO) (“e2open” or the “Company”), the connected supply chain SaaS platform with the largest multi-enterprise network, today announced financial results for its fiscal first quarter ended May 31, 2025.

“Our first quarter results demonstrate that our core business continues to strengthen and underscore the progress we have made in putting e2open back on a sustainable growth path,” said Andrew Appel, e2open chief executive officer. “Our entire e2open team remains focused on client satisfaction and retention, flawless delivery of our products, and value-added innovation. These efforts came to fruition in Q1 as we returned to year-over-year subscription revenue growth. I believe e2open is well positioned for the next chapter in the company’s development, which is our pending acquisition by WiseTech Global as announced in late May. Our e2open team is excited by the opportunity to partner with WiseTech in bringing industry-leading supply chain management capabilities to our many clients.”

“In Q1 FY26, e2open delivered subscription revenue above the high end of our guidance, marking our first year-over-year subscription revenue growth since mid-FY24. We also continued our trend of strong adjusted EBITDA and cash flow,” said Marje Armstrong, chief financial officer of e2open. “We are confirming all elements of our full-year guidance issued last quarter and want to thank all our employees for their support and dedication as we move forward with the WiseTech transaction, which we expect to close by the end of this calendar year.”

Fiscal First Quarter 2026 Financial Highlights

•
Revenue
o
GAAP subscription revenue for the first quarter of 2026 was $132.9 million, an increase of 1.1% from the year-ago comparable period and 87.0% of total revenue. Subscription revenue increased 0.9% on a constant currency basis.

o
Total GAAP revenue for the first quarter of 2026 was $152.6 million, an increase of 1.0% from the year-ago comparable period. Total revenue increased 0.7% on a constant currency basis.

•
GAAP gross profit for the first quarter of 2026 was $73.6 million, an increase of 1.3% from the year-ago comparable period. Non-GAAP gross profit was $102.4 million, a decrease of 0.2% and down 0.2% on a constant currency basis.

•
GAAP gross margin for the first quarter of 2026 was 48.2% compared to 48.1% for the year-ago comparable period. Non-GAAP gross margin was 67.1% compared to 67.8% from the comparable year-ago period.

•
GAAP net loss for the first quarter of 2026 was $15.5 million compared to a net loss of $42.8 million from the year-ago comparable period. Adjusted EBITDA for the first quarter of 2026 was $52.2 million, an increase of 3.0% from the comparable year-ago period. Adjusted EBITDA margin was 34.2% versus 33.6% from the comparable year-ago period.

•
GAAP EPS for the first quarter of 2026 was a loss of $0.05. Adjusted EPS for the first quarter of 2026 was $0.05.

Recent Business Highlights

•
Announced acquisition by WiseTech Global, concluding e2open’s strategic review.

•
Closed new logo and cross-sell business with large, well-known global companies in diverse market segments including manufacturing, high-tech and electronics, consumer retail, apparel, consumer packaged goods, and food and beverage. These clients selected e2open solutions across the platform to increase productivity and efficiency, reduce risk, improve compliance, significantly reduce or eliminate manual processes, and enhance their ability to serve their own customers.

•
Opened registration for Connect 2025 Global Supply Chain Summit, e2open’s annual customer conference, which will be held October 14 to 16 in Amsterdam. Connect brings together clients, partners, and e2open leaders for a robust agenda covering industry trends and best practices, client use cases, product innovation, knowledge sharing, and networking.

•
Among the wins in the first quarter was a large cross-sell expansion with a leading global active health and wellness company, which selected e2open as a strategic partner as part of its digital supply chain transformation. Building upon its use of e2open Transportation Management, Parcel, and Global Trade Management applications, the client added Demand Planning, Supply Planning, and Multi-Echelon Inventory Optimization (MEIO) applications to increase productivity and manage supply as the company prioritizes scalable solutions to navigate the complexities of growth.

•
Among the customer go-lives in the first quarter was a large multinational manufacturer of frozen and fresh food products that expanded Transportation Management to its Mexico division, providing comprehensive controls and reporting capabilities for managing the entire North American transportation network. This advancement enhances user productivity in daily operations, streamlines workflows, and facilitates quicker decision-making. As a result, the division can better respond to demand fluctuations and optimize resource allocation, ultimately improving overall operational performance.

Financial Outlook for Fiscal Year 2026

As of July 10, 2025, e2open is reiterating full year 2026 guidance previously provided on April 29, 2025, as follows:

•
GAAP subscription revenue for fiscal 2026 is expected to be in the range of $525 million to $535 million, reflecting a 0.4% growth rate at the mid-point.

•
Total GAAP revenue for fiscal 2026 is expected to be in the range of $600 million to $618 million, reflecting a positive 0.2% growth rate at the mid-point.

•
Non-GAAP gross profit margin for fiscal 2026 is expected to be in the range of 68% to 68.5%.

•
Adjusted EBITDA for fiscal 2026 is expected to be in the range of $200 million to $210 million with an implied adjusted EBITDA margin in the range of 33% to 34%.

Quarterly Conference Call

E2open will host a conference call today at 5:00 p.m. ET to review fiscal first quarter 2026 financial results and the Company’s outlook for fiscal year 2026. To access this call, dial 888-506-0062 (domestic) or 973-528-0011 (international). The conference ID is 656761. A live webcast of the conference call will be accessible in the “Investor Relations” section of e2open’s website at www.e2open.com. A replay of this conference call can also be accessed through July 10, 2026, at 877-481-4010 (domestic) or 919-882-2331 (international). The replay passcode is 52634. An archived webcast of this conference call will also be available after the completion of the call in the “Investor Relations” section of the Company’s website at www.e2open.com.

About e2open

E2open is the connected supply chain software platform that enables the world’s largest companies to transform the way they make, move, and sell goods and services. With the broadest cloud-native global platform purpose-built for modern supply chains, e2open connects more than 500,000 manufacturing, logistics, channel, and distribution partners as one multi-enterprise network tracking over 18 billion transactions annually. Our SaaS platform anticipates disruptions and opportunities to help companies improve efficiency, reduce waste, and operate sustainably. Moving as one.™ Learn More: www.e2open.com.

E2open and “Moving as one.” are the registered trademarks of E2open, LLC. All other trademarks, registered trademarks and service marks are the property of their respective owners.

Non-GAAP Financial Measures

This press release includes certain financial measures not presented in accordance with generally accepted accounting principles (“GAAP”) including non-GAAP revenue, non-GAAP subscription revenue, non-GAAP professional services and other revenue, adjusted EBITDA, adjusted EBITDA margin, non-GAAP gross profit, adjusted net income, non-GAAP gross margin, adjusted free cash flow, adjusted operating cash flow and adjusted earnings per share. These non-GAAP financial measures are not a measure of financial performance in accordance with GAAP and may exclude items that are significant in understanding and assessing the Company’s financial results. Therefore, these measures should not be considered in isolation or as an alternative to revenue, net income, cash flows from operations or other measures of profitability, liquidity, or performance under GAAP. You should be aware that the Company’s presentation of these measures may not be comparable to similarly titled measures used by other companies.

The Company believes these non-GAAP measures provide useful information to management and investors regarding certain financial and business trends relating to the Company’s financial condition and results of operations. The Company believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends in comparing the Company’s financial measures with other similar companies, many of which present similar non-GAAP financial measures to investors. These non-GAAP financial measures are subject to inherent limitations as they reflect the exercise of judgments by management about which expense and income are excluded or included in determining these non-GAAP financial measures.

NOTE: E2open is unable to quantify certain amounts that would be required to be included in the most directly comparable GAAP financial measures for non-GAAP gross profit margin, adjusted EBITD, or adjusted EBITDA margin without unreasonable effort, and therefore no reconciliation of certain forward-looking non-GAAP financial measures for non-GAAP gross profit margin, adjusted EBITDA, or adjusted EBITDA margin is included.

Forward Looking Statement Disclaimer

This press release contains “forward-looking” statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including statements regarding the proposed acquisition of e2open, anticipated future financial performance and results of e2open and expected timing of the closing of the proposed acquisition and other transactions contemplated by the merger agreement governing the transaction (the “Mergers”). These forward-looking statements are based on e2open management’s beliefs and assumptions and on information currently available to e2open management. Forward-looking statements include all statements that are not historical facts and may be identified by terms such as "may," "will," "could," "would," "should," "expect," "plan," "anticipate," "intend," "believe," "estimate," "predict," "potential," "outlook," "guidance," or similar expressions and the negatives of those terms. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. The Company has based these forward-looking statements on its current expectations, assumptions, estimates and projections. While the Company believes these expectations, assumptions, estimates, and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond the Company's control. These and other important factors may cause actual results, performance or achievements to differ materially from those expressed or implied by these forward-looking statements. Some factors that could cause actual results to differ include:

·
uncertainties associated with the proposed Mergers;

·
risk associated with the failure to complete the Mergers and its effect on our business and the market price of our shares of our Class A Common Stock;

·
limitations on our ability to pursue alternatives to the Mergers under the merger agreement;

·
restrictions imposed on the conduct of our business during the term of the proposed Mergers;

·
potential litigation instituted against us challenging the proposed Mergers;

·
the effect of the volatile, negative or uncertain macro-economic and political conditions, tariffs, inflation, changes in interest rates, fluctuations in foreign currency exchange rates and the potential effects of these factors on our business, our slowing growth rate, results of operations and financial condition as well as our clients' businesses and levels of business activity;

·
the inability to realize the value of the goodwill and intangible assets, which could result in the incurrence of material charges related to the impairment of those assets;

·
the inability to develop and market new product innovations and monetize our network;

·
the slowing of our growth rate due to lower than anticipated new bookings and higher than expected churn;

·
risks associated with our acquisitions, including churn, the ability to maintain client relationships and greater than expected liabilities;

·
the inability to attract new clients or upsell/cross sell existing clients or the failure to renew existing client subscriptions on terms favorable to us;

·
risks associated with our international operations, including the risks created by geopolitical instability;

·
the failure of the market for cloud-based SCM solutions to develop as quickly as we expect or failure to compete successfully in a fragmented and competitive SCM market;

·
the diversion of management's attention and consumption of resources as a result of the strategic alternatives process;

·
failure to maintain adequate operational and financial resources or raise additional capital or generate sufficient cash flows;

·
cyber-attacks and security vulnerabilities; and

·
inability to attract or retain key employees.

More information on factors that could cause our actual results or events to differ from those expressed in forward-looking statements are included from time to time in our reports filed with the SEC including in Part I, Item 1A, Risk Factors in our Annual Report on Form 10-K for the fiscal year ended February 28, 2025, filed with the SEC on April 29, 2025 (2025 Form 10-K). The forward-looking statements included in this press release are made only as of the date hereof. Except as required by applicable law or regulation, e2open does not undertake to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

###

Investor Contact

Russell Johnson

SVP Treasurer & Investor Relations, e2open

russell.johnson@e2open.com

investor.relations@e2open.com

Media Contact

5W PR for e2open

e2open@5wpr.com

908-510-8009

Corporate Contact
Kristin Seigworth
VP Communications, e2open
kristin.seigworth@e2open.com

pr@e2open.com

E2OPEN PARENT HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

	Three Months Ended May 31,
(In thousands, except per share amounts)	2025	2024
Revenue
Subscriptions	$ 132,870	$ 131,404
Professional services and other	19,740	19,759
Total revenue	152,610	151,163
Cost of Revenue
Subscriptions	38,385	37,099
Professional services and other	16,848	16,752
Amortization of acquired intangible assets	23,786	24,652
Total cost of revenue	79,019	78,503
Gross Profit	73,591	72,660
Operating Expenses
Research and development	23,354	24,797
Sales and marketing	20,173	20,996
General and administrative	21,415	23,343
Acquisition-related expenses	5,485	283
Amortization of acquired intangible assets	5,611	20,086
Total operating expenses	76,038	89,505
Loss from operations	(2,447)	(16,845)
Other income (expense)
Interest and other expense, net	(20,054)	(25,373)
Gain (loss) from change in tax receivable agreement liability	20,727	(3,974)
Gain from change in fair value of warrant liability	479	3,761
Loss from change in fair value of contingent consideration	(12,060)	(2,280)
Total other expense	(10,908)	(27,866)
Loss before income tax provision	(13,355)	(44,711)
Income tax (expense) benefit)	(2,168)	1,923
Net loss	(15,523)	(42,788)
Less: Net loss attributable to noncontrolling interest	(1,397)	(3,926)
Net loss attributable to E2open Parent Holdings, Inc.	$ (14,126)	$ (38,862)

Weighted-average common shares outstanding:
Basic	310,513	306,732
Diluted	310,513	306,732
Net loss attributable to E2open Parent Holdings, Inc. common shareholders per share:
Basic	$ (0.05)	$ (0.13)
Diluted	$ (0.05)	$ (0.13)

E2OPEN PARENT HOLDINGS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In thousands)	May 31, 2025	February 28, 2025
Assets
Cash and cash equivalents	$ 230,197	$ 197,350
Restricted cash	9,818	14,785
Accounts receivable, net	108,184	133,436
Prepaid expenses and other current assets	35,729	34,025
Total current assets	383,928	379,596
Goodwill	1,243,848	1,213,794
Intangible assets, net	647,513	673,026
Property and equipment, net	60,927	61,278
Operating lease right-of-use assets	12,869	14,977
Other noncurrent assets	28,724	28,364
Total assets	$ 2,377,809	$ 2,371,035
Liabilities, Redeemable Share-Based Awards and Stockholders' Equity
Accounts payable and accrued liabilities	$ 85,372	$ 74,829
Channel client deposits payable	9,818	14,785
Deferred revenue	203,117	216,740
Current portion of tax receivable agreement liability	42,709	4,158
Current portion of notes payable	11,223	11,264
Current portion of operating lease obligations	5,807	6,146
Current portion of financing lease obligations	2,025	2,143
Income taxes payable	6,213	3,337
Total current liabilities	366,284	333,402
Long-term deferred revenue	3,026	1,536
Operating lease obligations	9,025	10,838
Financing lease obligations	2,740	3,170
Notes payable	1,029,604	1,031,180
Tax receivable agreement liability	-	59,277
Warrant liability	103	582
Contingent consideration	17,188	5,128
Deferred taxes	48,369	48,104
Other noncurrent liabilities	646	648
Total liabilities	1,476,985	1,493,865
Commitments and Contingencies
Redeemable share-based awards	167	191
Stockholders' Equity
Class A common stock	31	31
Class V common stock	—	—
Series B-1 common stock	—	—
Series B-2 common stock	—	—
Additional paid-in capital	3,452,223	3,444,584
Accumulated other comprehensive loss	(32,273)	(63,835)
Accumulated deficit	(2,547,659)	(2,533,533)
Treasury stock, at cost	(2,473)	(2,473)
Total E2open Parent Holdings, Inc. equity	869,849	844,774
Noncontrolling interest	30,808	32,205
Total stockholders' equity	900,657	876,979
Total liabilities, redeemable share-based awards and stockholders' equity	$ 2,377,809	$ 2,371,035

E2OPEN PARENT HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Three Months Ended May 31,
(In thousands)	2025	2024
Cash flows from operating activities
Net loss	$ (15,523)	$ (42,788)
Adjustments to reconcile net loss to net cash from operating activities:
Depreciation and amortization	36,698	53,605
Amortization of deferred commissions	3,070	2,109
Provision for credit losses	272	151
Amortization of debt issuance costs	1,351	1,320
Amortization of operating lease right-of-use assets	1,400	1,722
Share-based compensation	11,251	11,787
Deferred income taxes	(3,296)	(5,972)
Right-of-use assets impairment charge	305	—
(Gain) loss from change in tax receivable agreement liability	(20,727)	3,974
Gain from change in fair value of warrant liability	(479)	(3,761)
Loss from change in fair value of contingent consideration	12,060	2,280
(Gain) loss on disposal of property and equipment	(8)	79
Changes in operating assets and liabilities:
Accounts receivable	24,980	50,047
Prepaid expenses and other current assets	(1,639)	(3,905)
Other noncurrent assets	(2,894)	(2,544)
Accounts payable and accrued liabilities	7,466	(10,702)
Channel client deposits payable	(4,967)	1,177
Deferred revenue	(12,134)	(26,403)
Changes in other liabilities	4,609	3,740
Net cash provided by operating activities	41,795	35,916
Cash flows from investing activities
Capital expenditures	(7,326)	(6,084)
Net cash used in investing activities	(7,326)	(6,084)
Cash flows from financing activities
Repayments of indebtedness	(2,813)	(2,808)
Repayments of financing lease obligations	(547)	(353)
Proceeds from exercise of stock options	—	155
Payments of debt issuance costs	(536)	—
Net cash used in financing activities	(3,896)	(3,006)
Effect of exchange rate changes on cash and cash equivalents	(2,693)	76
Net increase in cash, cash equivalents and restricted cash	27,880	26,902
Cash, cash equivalents and restricted cash at beginning of period	212,135	149,038
Cash, cash equivalents and restricted cash at end of period	$ 240,015	$ 175,940

E2OPEN PARENT HOLDINGS, INC.

RECONCILIATION OF PRO FORMA INFORMATION

TABLE I

(in millions)	Q1	Q1	$ Var	% Var
	FY2026	FY2025
PRO FORMA REVENUE RECONCILIATION
Total GAAP Revenue	152.6	151.2	1.5	1.0%
Constant currency FX impact (1)	(0.4)	-	(0.4)	n/m
Total non-GAAP revenue (constant currency basis) (2)	$152.3	$151.2	$1.1	0.7%

GAAP Subscription Revenue	132.9	131.4	1.5	1.1%
Constant currency FX impact (1)	(0.3)	-	(0.3)	n/m
Non-GAAP subscription revenue (constant currency basis) (2)	$132.6	$131.4	$1.2	0.9%

GAAP Professional Services and other revenue	19.7	19.8	(0.0)	(0.1%)
Constant currency FX impact (1)	(0.1)	-	(0.1)	n/m
Non-GAAP professional services and other revenue (constant currency basis) (2)	$19.7	$19.8	($0.1)	(0.4%)

PRO FORMA GROSS PROFIT RECONCILIATION
GAAP Gross profit	73.6	72.7	0.9	1.3%
Depreciation and amortization	26.4	28.5	(2.1)	(7.5%)
Share-based compensation (3)	1.7	1.2	0.4	36.4%
Non-recurring/non-operating costs (4)	0.8	0.2	0.6	300.0%
Non-GAAP gross profit	$102.4	$102.6	($0.2)	(0.2%)
Non-GAAP Gross Margin %	67.1%	67.8%
Constant currency FX impact (1)	(0.1)	-	(0.1)	n/m
Total non-GAAP gross profit (constant currency basis) (2)	$102.3	$102.6	($0.3)	(0.2%)
Non-GAAP Gross Margin % (constant currency basis) (2)	67.2%	67.8%

PRO FORMA ADJUSTED EBITDA RECONCILIATION
Net income (loss)	(15.5)	(42.8)	27.3	n/m
Interest expense, net	22.1	24.7	(2.6)	(10.6%)
Income tax expense (benefit)	2.2	(1.9)	4.1	n/m
Depreciation and amortization	36.7	53.6	(16.9)	(31.5%)
EBITDA	$45.4	$33.6	$11.8	35.2%
Share-based compensation (3)	11.3	11.8	(0.5)	(4.6%)
Non-recurring/non-operating costs (4)	(1.1)	2.6	(3.7)	n/m
Acquisition-related adjustments (5)	5.5	0.3	5.2	1,857.1%
Change in tax receivable agreement liability (6)	(20.7)	4.0	(24.7)	n/m
Change in fair value of warrant liability (7)	(0.5)	(3.8)	3.3	(87.2%)
Change in fair value of contingent consideration (8)	12.1	2.3	9.8	428.9%
Right-of-use assets impairment charge (9)	0.3	-	0.3	n/m
Adjusted EBITDA	$52.2	$50.7	$1.5	3.0%
Adjusted EBITDA Margin %	34.2%	33.6%
Constant currency FX impact (1)	0.1	-	0.1	n/m
Total adjusted EBITDA (constant currency basis) (2)	$52.3	$50.7	$1.6	3.2%
Adjusted EBITDA Margin % (constant currency basis) (2)	34.4%	33.6%

(1) Constant Currency refers to pro-forma amounts excluding the impact of translating foreign currencies into U.S. dollars. To calculate foreign currency translation on a constant currency basis, operating results for the current year period for entities reporting in currencies other than the U.S. dollar are translated into U.S. dollars at the exchange rates in effect during the comparable period of the prior year (rather than the actual exchange rates in effect during the current year period).

(2) Constant Currency refers to pro forma amounts excluding translation and transactional impacts from foreign currency exchange rates.
(3) Reflects non-cash, long-term share-based compensation expense.

(4) Primarily includes non-recurring expenses such as the non-acquisition severance related to cost reduction initiatives, reorganizations and executive transition costs; foreign currency transaction gains and losses; systems integrations; legal entity rationalization and non-recurring consulting and advisory fees.

(5) Primarily includes advisory, consulting, accounting and legal expenses incurred in connection with the strategic review.
(6) Represents the fair value adjustment at each balance sheet date for the Tax Receivable Agreement along with the associated interest.
(7) Represents the fair value adjustment at each balance sheet date of the warrant liability related to our warrants.
(8) Represents the fair value adjustment at each balance sheet date of the contingent consideration liability related to the restricted B-2 common stock and Series 2 RCUs.
(9) Represents the impairment on our operating lease ROU assets and leasehold improvements due to vacating certain facilities.

E2OPEN PARENT HOLDINGS, INC.

RECONCILIATION OF NON-GAAP EXPENSES

TABLE II

Fiscal First Quarter 2026
(in millions)	GAAP	Non-recurring(1)		Depreciation & Amortization	Share-Based Compensation	Non-GAAP (Adjusted)	% of Revenue
			Impairment Charges(2)
COST OF GOODS
Subscriptions	38.4	(0.7)	-	(2.4)	(1.0)	34.2	25.7%
Professional services and other	16.9	(0.1)	-	(0.1)	(0.6)	16.0	81.2%
Amortization of intangibles	23.8	-	-	(23.8)	0.0	-
Total cost of revenue	$79.0	($0.8)	-	(26.4)	(1.7)	$50.2	32.9%

Gross Profit	$73.6	$0.8	-	$26.4	$1.7	$102.4	67.1%

OPERATING COSTS
Research & development	23.4	(0.0)	-	(4.4)	(1.4)	17.5	11.5%
Sales & marketing	20.2	(0.1)	-	(0.2)	(2.5)	17.5	11.4%
General & administrative	21.4	(0.0)	(0.3)	(0.1)	(5.7)	15.2	10.0%
Acquisition related expenses	5.5	(5.5)	-	-	-	-
Amortization of intangibles	5.6	-	-	(5.6)	-	-
Total operating expenses	$76.0	($5.6)	($0.3)	($10.3)	($9.6)	$50.2	32.9%

(1) Primarily includes non-recurring expenses such as non-acquisition severance related to cost reduction initiatives and reorganizations, non-recurring consulting and advisory fees, and non-recurring expenses related to the strategic review.
(2) Represents the right-of-use assets impairment charge taken in the first quarter of fiscal 2026.

E2OPEN PARENT HOLDINGS, INC.

RECONCILIATION OF ADJUSTED EARNINGS PER SHARE

TABLE III

Fiscal First Quarter 2026

(in millions, except per share amounts)	Q1 26
GAAP Net income (loss)	(15.5)
Interest expense, net	22.1
Income taxes benefit	2.2
Depreciation & amortization	36.7
EBITDA	$45.4
Share-based compensation	11.3
Non-recurring/non-operating costs	(1.1)
Acquisition-related adjustments	5.5
Change in tax receivable agreement liability	(20.7)
Change in fair value of warrant liability	(0.5)
Change in fair value of contingent consideration	12.1
Right-of-use assets impairment charge	0.3
Adjusted EBITDA	$52.2
Depreciation	(7.3)
Interest and other expense, net	(22.1)
Normalized income taxes (1)	(5.5)
Adjusted Net Income	$17.4
Adjusted basic shares outstanding	349.1
Adjusted earnings per share	$0.05

(1) Income taxes calculated using 24% effective rate.

E2OPEN PARENT HOLDINGS, INC.

ADJUSTED FREE CASH FLOW

TABLE IV

Fiscal First Quarter 2026
(in millions)	Q1 26
GAAP operating cash flow	41.8

Add: Non recurring cash payments (1)	1.3
Add: Change in channel client deposits payable (2)	5.0
Adjusted operating cash flow	$48.0

Capital expenditures	(7.3)
Adjusted free cash flow	$40.7

(1) Primarily includes non-recurring expenses such as non-acquisition related severance, systems integrations, legal entity rationalization, and non-recurring consulting and advisory fees.

(2) Channel Client Deposits Payable represents client deposits for the incentive payment program associated with the Company's channel shaping application. The Company offers services to administer incentive payments to partners on behalf of the Company’s clients. The Company’s clients deposit these funds into a restricted cash account with an offset included as a liability in incentive program payable in the Consolidated Balance Sheets.

E2OPEN PARENT HOLDINGS, INC.

CONSOLIDATED CAPITAL

TABLE V

Fiscal First Quarter 2026

Description	Shares (000's)	Notes
Shares outstanding as of May 31, 2025	312,397	Shares outstanding
Common Units	30,692	Units issued in the Business Combination that have not been converted from common units to Class A common stock (Common units are represented by Class V shares).
Series B-2 Shares (unvested)	3,372	Represents the right to acquire shares of Class A common stock when the 20-day VWAP reaches $15.00 per share.
Restricted Common Units Series 2 (unvested)	2,628

Represents the right in E2open Holdings, LLC that converts into common units when the 20-day VWAP reaches $15.00. Upon conversion to common units, the holders can elect to convert the common units to Class A common stock.

Adjusted Basic Shares	349,089

Warrants	29,080	Outstanding warrants with an exercise price of $11.50.
Options (vested/unreleased and unvested)	6,177	Options issued to management under the long-term incentive plan.
Restricted Shares (vested/unreleased and unvested)	19,578	Restricted shares issued to employees, management and directors under the long-term incentive plan.
Fully Converted Shares	403,924